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                            INTELLIPHARMACEUTICS LTD.

                             2004 STOCK OPTION PLAN

1.    PURPOSE

      The purpose of the 2004 Stock Option Plan (the "Plan") is to provide a method whereby selected key employees, selected key consultants, professionals and non-employee directors of IntelliPharmaCeutics Ltd. (the "Corporation"), IntelliPharmaCeutics Corp., a Nova Scotia unlimited liability company, and their respective subsidiaries may have the opportunity to invest in shares of the Corporation's common stock (the "Common Stock" or "Shares"), thereby giving them a proprietary and vested interest in the growth and performance of the Corporation, and in general, generating an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. Further, the Plan is designed to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.

2.    ADMINISTRATION

      The Plan shall be administered by the Corporation's Board of Directors (the "Board") or if so designated by resolution of the Board by a Committee composed of not less than two individuals ("Committee"). From time to time the Board, or if so designated the Committee, may grant stock options ("Stock Options" or "Options") to such eligible parties and for such number of Shares as it in its sole discretion may determine. A grant in any year to an eligible Employee (as defined in Section 3 below) shall neither guarantee nor preclude a grant to such Employee in subsequent years. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the Option agreements described in Section 5(h) thereof to make all other determinations necessary or advisable for the administration of the Plan. The Board, or if so designated, the Committee, may correct any defect, supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction, and effect of Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.    ELIGIBILITY

      The class of employees eligible to participate under the Plan shall include, employees, key consultants or professionals and non-employee directors of the Corporation, IntelliPharmaCeutics Corp., a Nova Scotia unlimited liability company, and their respective subsidiaries (collectively and individually, "Employees"). Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation or its subsidiaries, as the case may be, to terminate his employment at any time.

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4.    SHARES SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 7, an aggregate of 1,500,000 shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued Shares or Shares reacquired by the Corporation, including Shares purchased in the open market or in private transactions. If any Option granted under the Plan shall terminate for any reason without having been exercised or settled in Common Stock or in cash pursuant to related Common Stock appreciation rights, the Shares subject to, but not delivered under, such Option shall be available for other Options.

5.    GRANT TERM AND CONDITIONS OF OPTIONS

      The Board or if so designated the Committee, may from time to time after consultation with management select Employees to whom Stock Options shall be granted. The Options granted may be incentive Stock Options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-statutory Stock Options ("Non-statutory Stock Options"), whichever the Board, or if so designated the Committee, shall determine, subject to the following terms and conditions:

      (a) Price. The purchase price per share of Common Stock deliverable upon exercise of each Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date such Option is granted. Provided, however, that if an Incentive Stock Option is issued to an individual who owns, at the time of grant, more than ten percent (10%) of the total combined voting power of all classes of the Company's Common Stock, the exercise price of such Option shall be at least 110% of the Fair Market Value of the Common Stock on the date of grant and the term of the Option shall not exceed five years from the date of grant. The Option price of Shares subject to Non-statutory Stock Options shall be determined by the Board of Directors or Committee in its absolute discretion at the time of grant of such Option, provided that such price shall not be less than 85% of the Fair Market Value of the Common Stock at the time of grant. For purposes of this Plan, Fair Market Value shall be the average of the closing bid and ask prices for the Common Stock on the date in question.

      (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in such form of consideration as the Board or Committee determines and may vary for each Option. Payment may consist of cash, check, notes, delivery of shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price, or any combination of such methods or other means of payment permitted under the Delaware General Corporation Law.

      (c) Term of Options. The term during which each Option may be exercised shall be determined by the Board, or if so designated the Committee, provided that an Incentive Stock Option shall not be exercisable in whole or in part more than 10 years from the date it is

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      granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or, if so designated the Committee.

      The Board, or if so designated the Committee, shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise of Incentive Stock Options shall be further restricted as set forth herein. The Board, or if so designated the Committee, may in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Incentive Stock Option shall be exercisable until one year after grant.

      (d) Limitations on Grants. The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and its parent or any subsidiary of the Corporation) shall not exceed $100,000. The foregoing limitation shall be modified from time to time to reflect any changes in Section 422 of the Code and any regulations promulgated thereunder setting forth such limitations.

      (e) Termination of Employment.

            (i) If the employment of an Employee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Employee or for cause by the Company, then his Option shall expire forthwith. Except as provided in subparagraphs (ii) and (iii) of this Paragraph (e), if such employment shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (iv) of this Paragraph (e). For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

            (ii) If the holder of an Option under the Plan dies (a) while employed by, or while serving as a non-employee Director for, the Company or a subsidiary corporation of the Company, or (b) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, or for cause, then such Option may, subject to the provisions of subparagraph (iv) of this Paragraph (e), be exercised by the estate of the employee or non-employee Director or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director at any time within one (1) year after such death.

            (iii) If the holder of Option under the Plan ceases employment because of permanent or total disability (within the meaning of Section 22
      (e)(3) of the Code) while employed by

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      the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subparagraph (iv) of this paragraph (e), be exercised at any time within one year after his termination of employment due to disability.

            (iv) An Option may not be exercised pursuant to this Paragraph (e), except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option. For purpose of this Paragraph (e), the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

      (f) Nontransferability of Options. No Option shall be transferable by a Holder otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee to whom an Option is granted it may be exercised only by the employee, his guardian or legal representative if permitted by Section 422 and related sections of the Code and any regulations promulgated thereunder.

      (g) Listing and Registration. Each Option shall be subject to the requirement that if at any time the Board, or if so designated the Committee, shall determine, in its discretion, the listing, registration or qualification of the Common Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, or if so designated the Committee.

      (h) Option Agreement. Each Employee to whom an Option is granted shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Board, or if so designated the Committee.

      (i) Withholding. Prior to the delivery of certificates for shares of Common Stock, the Corporation or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an Option. An Optionee may make such payment either (i) in cash, (ii) by authorizing the Company to withhold a portion of the stock otherwise issuable to the Optionee, (iii) by delivering already-owned Common Stock, or (iv) by any combination of these means.

6.    ADJUSTMENT OF AND CHANGES IN COMMON STOCK

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      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or Shares of the Corporation, the Board, or if so designated the Committee, shall make such adjustments as it deems appropriate in the number and kind of Shares authorized by the Plan, in the number and kind of Shares covered by the Options granted and in the exercise price of outstanding Options.

7.    MERGERS AND SALES

      In the case of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or assets of the Corporation, each Incentive Stock Option then outstanding for one year or more, and each Non-statutory Stock Option shall (unless the Board, or if so designated the Committee, determines otherwise) receive upon exercise of such Option an amount equal to the excess of the Fair Market Value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such sale of assets, merger, consolidation or combination in respect of a share of Common Stock, over the exercise price of such Option, multiplied by the number of shares of Common Stock with respect to which such Option shall have been exercised provided that in each event the amount payable in the case of an Incentive Stock Option shall be limited to the maximum permissible amount necessary to preserve the Incentive Stock Option status. Such amount may be payable fully in cash, fully in one or more of the land or lands or property payable in such merger, consolidation or combination, or partly in cash and partly in one or more such kind or kinds of property, all in the discretion of the Board or if so designated the Committee.

      Any determination by the Board, or if so designated the Committee, made pursuant to this Section 7 may be made as to all outstanding Options or only as to certain Options specified by the Board, or if so designated the Committee and any such determination shall be made prior to the occurrence of such event.

8.    NO RIGHTS OF SHAREHOLDERS

      Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any Shares purchasable upon the exercise of any Option, in whole or in part, unless and until certificates for such Shares shall have been issued.

9.    PLAN AMENDMENTS

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      The plan may be amended by the Board, as it shall deem advisable or to conform, to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders:
(i) increase the aggregate number of Shares available for Options except as permitted by Section 6; (ii) materially increase the benefits accruing to participants under this Plan; (iii) extend the maximum period during which an Option may be exercised; or (iv) change the Plan's eligibility requirements. Any discrepancy between the Board and any committee regarding this Plan shall be decided in any manner directed by the Board.

10.   TERM OF PLAN

      The Plan became effective upon its approval by the Corporation's majority shareholders on July 15, 2004. No Options shall be granted under the Plan after the date which is ten years after the date on which the Plan was approved by the Corporation shareholders.

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